Exhibit 10.21

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of February 5, 2007 (this “Agreement”), is made and entered into by and between Shiloh Industries, Inc., a Delaware corporation (the “Company”), and                                  (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate”) provides that the Company will indemnify its directors and officers to the fullest extent permitted by law, and Indemnitee’s willingness to serve and/or willingness to continue to serve as a director and/or officer of the Company is based in part on Indemnitee’s reliance on such provisions; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the aforesaid provisions of the Certificate, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to Indemnitee regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company’s Board of Directors (the “Board”) or any acquisition or business combination transaction relating to the Company, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1. Certain Definitions.

1.1. Claim. The term “Claim” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

1.2. Indemnifiable Event. The term “Indemnifiable Event” shall mean any actual or asserted event or occurrence related to the fact that Indemnitee is or was a director,

officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, enterprise or other entity, or anything done or not done by Indemnitee in any such capacity.

2. Basic Indemnification Arrangement.

(a) In the event Indemnitee was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim (other than an action by or in the right of the Company) by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other fees and expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such attorneys’ fees and other fees and expenses, judgments, fines or amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with such Claim or any appeal therefrom, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, proceeding or investigation, had no reasonable cause to believe his or her conduct was unlawful.

(b) In the event Indemnitee was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by or in the right of the Company to procure a judgment in its favor by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by law against costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other fees and expenses, actually and reasonably incurred by Indemnitee in connection with such Claim or any appeal therefrom, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any such Claim as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim referred to in Sections 2(a) or 2(b) hereof, Indemnitee shall be indemnified against costs, charges and expenses (including reasonable attorneys’ fees and other fees and expenses) actually and reasonably incurred by him or her in connection therewith.

(d) Subject to Section 3(a), any indemnification under Sections 2(a) and 2(b), unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has satisfied the applicable standard set forth in Sections 2(a) and 2(b). Subject to Section 4(a), such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the disinterested directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, or (iii) if there are not such disinterested directors or if such disinterested directors direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Company (the “Stockholders”) by a majority vote of Stockholders present at a meeting at which a quorum is present. Independent legal counsel shall be designated by vote of a majority of the disinterested directors; provided, however, that if the Board is unable or fails to so designate, such designation shall be made by the Indemnitee, subject to the approval of the Company which shall not be unreasonably withheld. Independent legal counsel shall not be any person or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of such independent legal counsel and to indemnify fully such counsel against costs, charges and expenses, including, without limitation, attorneys’ fees and other fees and expenses, actually and reasonably incurred by such counsel in connection with this Agreement or the opinion of such counsel pursuant hereto.

(e) All expenses, including, without limitation, reasonable attorneys’ fees and other fees and expenses, incurred by an officer or director in his or her capacity as a director or officer of the Company in connection with a Claim shall be paid by the Company in advance of the final disposition of such Claim in the manner prescribed by Section 3(b) hereof.

3. Certain Procedures Relating to Indemnification and Advancement of Expenses.

(a) Except as otherwise permitted or required by the General Corporation Law of the State of Delaware, as amended (the “DGCL”), for purposes of pursuing any rights to indemnification under Sections 2(a), 2(b) or 4(a) hereof, as the case may be, Indemnitee may, but shall not be required to, (i) submit to the entity making the determination whether the Indemnitee is entitled to indemnification (the “Determining Entity”) a written statement of request for indemnification stating that he or she is entitled to indemnification hereunder and the basis for asserting such a claim for indemnification; and (ii) present to the Company reasonable evidence of all expenses for which payment is requested. Submission of such a written statement to the Determining Entity shall create a rebuttable presumption that the Indemnitee is entitled to indemnification under Sections 2(a), 2(b) or 4(a) hereof, as the case may be, and the Determining Entity shall be deemed to have determined that Indemnitee is entitled to such indemnification unless within thirty (30) calendar days after receipt of such written statement, the Determining Entity shall determine (i) in the case of a determination made by a majority vote of the disinterested directors who are not parties to such suit, action or proceeding even though less than a quorum, (ii) in the case of a determination made by a committee of disinterested directors by majority vote, (iii) in the case of a determination made by independent legal counsel, in its judgment, or (iv) in the case of a determination made by the Stockholders, by a vote of a majority of the Stockholders present at a meeting of Stockholders entitled to vote thereon at a meeting at which a quorum is present, in each case based upon clear and convincing evidence (sufficient to rebut the foregoing presumption) that Indemnitee is not entitled to indemnification and Indemnitee shall have received notice within such thirty (30) calendar day period in writing of such determination that Indemnitee is not so entitled to indemnification. The notice to the Indemnitee specified in the preceding sentence shall disclose with particularity the evidence in support of the Determining Entity’s determination. The provisions of this Section 3(a) are intended to be procedural only and shall not affect the right of Indemnitee to indemnification under this Agreement and any determination by the Determining Entity that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the written statement for indemnification shall be subject to judicial review as provided in Section 7 hereof.

(b) For purposes of determining whether to authorize advancement of expenses pursuant to Section 2(e) hereof, Indemnitee shall submit to the Board a sworn statement of request for advancement of expenses substantially in the form of Exhibit 1 attached hereto and made a part hereof (the “Undertaking”), averring that (i) he or she has reasonably incurred or will reasonably incur actual expenses in connection with a Claim, and (ii) he or she undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company under this Agreement or otherwise. For purposes of requesting advancement of expenses pursuant to Section 4(b) hereof, Indemnitee shall submit an Undertaking or such other form of request as he or she determines to be appropriate (an “Expense Request”). Upon receipt of an Undertaking or Expense Request, as the case may be, the Board shall within ten (10) calendar days authorize immediate payment of the expenses stated in the Undertaking or Expense Request, as the case may be, upon such terms and conditions, if any, as the Board deems appropriate, whereupon and upon agreement of the Indemnitee of such terms and conditions, such payments shall immediately be made by the Company.

4. Indemnification for Additional Expenses.

(a) Pursuant to Section 145(f) of the DGCL, without limiting any right which Indemnitee may have pursuant to Section 2 hereof, the Certificate, the By-Laws of the Company (the “By-Laws”), the DGCL, any policy of insurance or otherwise, but subject to the limitations on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder determined as contemplated by this Section 4(a), the Company shall indemnify Indemnitee against any amount which he or she is or becomes legally obligated to pay relating to or arising out of any Claim because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, by reason of an Indemnifiable Event. The payments which the Company is obligated to make pursuant to this Section 4(a) shall include, without limitation, damages, judgments, settlements and charges, costs, expenses, expenses of investigation and expenses of defense of legal actions, suits, proceedings or claims, including reasonable attorneys’ fees, and appeals therefrom, and expenses of appeal, attachment or similar bonds, including attorneys’ fees; provided, however, that the Company shall not be obligated under this Section 4(a) to make any payment in connection with any claim against Indemnitee:

(i)	to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying which results in a final, nonappealable order; or

(ii)	to the extent based upon or attributable to Indemnitee gaining in fact a personal profit to which he or she was not legally entitled, including, without limitation, profits made from the purchase and sale by Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, and profits arising from transactions in publicly traded securities of the Company which were effected by Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, including Rule 10b-5 promulgated thereunder.

The procedures set forth in Section 3(a) shall be available to the Indemnitee for purposes of indemnification under this Section 4(a).

(b) Expenses, including, without limitation, reasonable attorneys’ fees and other fees and expenses, incurred by Indemnitee in defending any actual or threatened civil or criminal action, suit, proceeding or claim shall be paid by the Company in advance of the final disposition thereof as authorized in accordance with Section 3(b) hereof.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines and amounts paid in settlement of a Claim but not, however, for the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other fees and expenses, incurred in connection therewith.

6. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7. Enforcement.

(a) If a claim for indemnification made to the Company is not paid in full by the Company within thirty (30) calendar days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

(b) In any action brought under Section 7(a) hereof, it shall be a defense to a claim for indemnification pursuant to Sections 2(a) or 2(b) hereof (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the Undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company, including the disinterested directors, the committee of disinterested directors, independent legal counsel or the Stockholders, to have made a determination prior to commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company, including the disinterested directors, the committee of disinterested directors, independent legal counsel or the Stockholders, that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c) It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his or her rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his or her choice, at the expense of the Company as hereinafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges and expenses, including, without limitation, reasonable attorneys’ and other fees and expenses, reasonably incurred by the Indemnitee (i) as a result of the Company’s failure to perform this Agreement or any provision thereof, or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

8. Non-Exclusivity and Severability.

(a) The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Certificate, the By-Laws or the DGCL or otherwise; provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Certificate as in effect on the date hereof, Indemnitee will be deemed to have such greater right hereunder; and, provided further, that to the extent that any change is made to the DGCL (whether by legislative action or judicial decision), the Certificate and/or the By-Laws which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Certificate or the By-Laws the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under the Certificate, the By-Laws, the DGCL, or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company’s Board of Directors and/or its Stockholders, as the case may be.

(b) If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10. Allowance for Compliance with Commission Requirements. Indemnitee acknowledges that the Securities and Exchange Commission (the “Commission”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (“Act”) is against public policy as expressed in the Act and is, therefore, unenforceable. Indemnitee hereby acknowledges and agrees that it will not be a breach of this Agreement for the Company to undertake with the Commission in connection with the registration for sale of any shares or other securities of the Company from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted in connection with such shares or other securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by the Company is against public policy as expressed in the Act and the Company will be governed by the final adjudication of such issue. Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

11. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee will execute all papers reasonably required and will do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights, including all of

Indemnitee’s reasonable costs and expenses, including attorneys’ fees and disbursements, to be reimbursed by, or at the option of Indemnitee advanced by, the Company.

12. No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate, the By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

13. Successors and Binding Agreement.

(a) The Company will use reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but this Agreement will not otherwise be assignable, transferable or delegable by the Company.

(b) This Agreement will inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributes and legatees.

(c) This Agreement is personal in nature and neither of the parties hereto may, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 13(a) and 13(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 13(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

14. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event (each a “Proceeding”), if a claim is to be made against the Company under this Agreement, Indemnitee shall notify the Company of the commencement thereof, but the delay or omission to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee under this Agreement, except to the extent the Company is materially prejudiced by such delay or omission. With respect to any such Proceeding of which Indemnitee notifies the Company of the commencement:

(a) The Company shall be entitled to participate therein at its own expense;

(b) The Company shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by Indemnitee, which approval shall not unreasonably be withheld. After notice from the Company to Indemnitee of the Company’s election to assume such defense, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of such defense shall be the expenses of Indemnitee unless (i) the employment of such counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee, upon the advice of counsel, shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel shall be the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee, upon the advice of counsel, shall have made the conclusion described in (ii), above. In the event the Company assumes the defense of any Proceeding as provided in this Section 14, the Company may defend or settle such Proceeding as it deems appropriate; provided, however, the Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

(c) The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without the Company’s written consent, which consent shall not be unreasonably withheld.

(d) Indemnitee shall cooperate with the Company in all ways reasonably requested by it in connection with the Company fulfilling its obligations under this Agreement.

15. Notices. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after having been sent for next-day delivery by a nationally recognized overnight courier service such as Federal Express or UPS or DHL, addressed to the Company, to the attention of the Chief Financial Officer and the Chief Executive Officer of the Company, at its principal executive office and to Indemnitee at Indemnitee’s principal resident as shown in the Company’s most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

16. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantial laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Agreement.

17. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

18. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SHILOH INDUSTRIES, INC.

By:
Name:
Title:

INDEMNITEE:

[Name]

Exhibit 1

UNDERTAKING

STATE OF	)
) SS:
COUNTY OF	)

I,                                 , being first duly sworn do depose and say as follows:

1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of                     , 20    , between Shiloh Industries, Inc. (the “Company”), a Delaware corporation and the undersigned.

2. I am requesting advancement of certain costs, charges and expenses which I have incurred or will incur in defending an actual or pending civil or criminal action, suit, proceeding or claim.

3. I hereby undertake to repay this advancement of expenses if it shall ultimately be determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.

4. The costs, charges and expenses for which advancement is requested are, in general, all expenses related to                                 .

Subscribed and sworn to before me, a Notary Public in and for said County and State, this              day of                     , 20    .

[Seal]

My commission expires the              day of                     , 20    .